UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

(770) 657-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Shareholders held on May 3, 2007, the shareholders of Superior Essex Inc. (the “Company”) approved certain amendments to the Company’s 2005 Incentive Plan (the “2005 Plan).  Employees, officers and directors selected by the Compensation Committee of the Company’s Board of Directors are eligible to participate in the 2005 Plan, including our principal executive officer, principal financial officer and our other named executive officers.  The approved amendments include the addition of 500,000 shares of common stock to the number of shares that may be issued under the 2005 Plan.  A description of the material terms of the 2005 Plan as proposed to be amended was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-50514) as filed with the Securities and Exchange Commission on March 23, 2007.

Item 9.01                                   Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits:

99.1

Superior Essex Inc. Amended and Restated 2005 Incentive Plan (incorporated herein by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-50514 filed with the Securities and Exchange Commission on March 23, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date: May 3, 2007	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer